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                                                                     EXHIBIT 4.6

                                                                       EXHIBIT E

                           FORM OF SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") dated as of ____________, 2005 among Infinity, Inc., a Colorado corporation ("Borrower"), Consolidated Oil Well Services, Inc., a Kansas corporation ("Consolidated"), CIS-Oklahoma, Inc., a Kansas corporation, Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation ("Infinity-Wyoming"), Infinity Oil and Gas of Texas, Inc., a Delaware corporation ("Infinity-Texas"), and Infinity Oil & Gas of Kansas, Inc., a Kansas corporation (each such corporation, including Borrower, and together with each other Person who becomes a party to this Agreement by execution of a joinder in the form of Exhibit A attached hereto, is referred to individually as a "Debtor" and, collectively, as the "Debtors"), and Promethean Asset Management L.L.C., a Delaware limited liability company, in its capacity as collateral agent for the Lenders on Schedule B attached hereto and their respective successors and assigns (together with its successors and assigns in such capacity, the "Secured Party").

                                   WITNESSETH:

         WHEREAS, on the date hereof, Lenders have made loans and certain other financial accommodations to Borrower (collectively, the "Initial Loans"), as evidenced by those certain senior secured notes of even date herewith made by Borrower payable to the Lenders in the original aggregate principal amount of $30,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "Initial Notes");

         WHEREAS, one or more Lenders may make additional loans and certain other financial accommodations to Borrower (collectively the "Additional Loans" and, together with the Initial Loans, the "Loans"), as will be evidenced by additional senior secured notes made by Borrower payable to such Lender or Lenders in an original aggregate principal amount of up to $45,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "Additional Notes" and, together with the Initial Notes, the "Notes");

         WHEREAS, the Notes are being acquired (or, in the case of the Additional Notes, will be acquired) by Lenders pursuant to a Securities Purchase Agreement with Borrower, dated as of January 13, 2005 (as same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement");

         WHEREAS, Debtors (other than Borrower) are subsidiaries of Borrower and, as such, will derive substantial benefit and advantage from the Loans, and it will be to each such Debtor's direct interest and economic benefit to assist the Borrower in procuring such Loans; and

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         WHEREAS, to induce the Lenders to make the Loans, (i) each Debtor
(other than Borrower) has agreed to guaranty the Liabilities (as hereinafter defined) of Borrower pursuant to that certain Guaranty of even date herewith (the same, as it may be amended, restated, modified or supplemented and in effect from time to time, the "Guaranty") by such Debtors in favor of Secured Party (on its behalf and on behalf of the Lenders) and (ii) each Debtor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for its Liabilities.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. In addition, as used herein:

                  "Accounts" means any "account," as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, "supporting obligations" as defined in the Uniform Commercial Code.

                  "As-extracted Collateral" means any "as-extracted collateral," as such term is defined in the Uniform Commercial Code.

                  "Chattel Paper" means any "chattel paper," as such term is defined in the Uniform Commercial Code.

                  "Collateral" shall have the meaning ascribed thereto in
         Section 3 hereof.

                  "Commercial Tort Claims" means "commercial tort claims", as such term is defined in the Uniform Commercial Code.

                  "Contracts" means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

                  "Copyrights" means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto, and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

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                  "Deposit Accounts" means all "deposit accounts" as such term is defined in the Uniform Commercial Code, now or hereafter held in the name of a Debtor.

                  "Documents" means any "documents," as such term is defined in the Uniform Commercial Code, and shall include, without limitation, all documents of title (as defined in the Uniform Commercial Code), bills of lading or other receipts evidencing or representing Inventory or Equipment.

                  "Equipment" means any "equipment," as such term is defined in the Uniform Commercial Code and, in any event, shall include, Motor Vehicles.

                  "Event of Default" shall have the meaning set forth in the Notes.

                  "General Intangibles" means any "general intangibles," as such term is defined in the Uniform Commercial Code, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

                  "Goods" means any "goods", as such term is defined in the Uniform Commercial Code, including, without limitation, fixtures and embedded Software to the extent included in "goods" as defined in the Uniform Commercial Code.

                  "Instruments" means any "instrument," as such term is defined in the Uniform Commercial Code, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the Uniform Commercial Code), and Chattel Paper.

                  "Inventory" means any "inventory," as such term is defined in the Uniform Commercial Code.

                  "Investment Property" means any "investment property", as such term is defined in the Uniform Commercial Code.

                  "JVEA" means that certain Joint Value Enhancement Agreement dated December 3, 2003, as in effect on the date hereof, among Infinity-Wyoming and Schlumberger Technology Corporation
         ("Schlumberger") and Red Oak Capital Management LP ("Red Oak"; and, collectively with Schlumberger, the "Service Parties").

                  "Liabilities" shall mean all obligations, liabilities and indebtedness of every nature of Debtors from time to time owed or owing under or in respect of this Agreement, the Purchase Agreement, the Notes, the Warrants, the Registration Right Agreement, the Guaranty, any of the other Security Documents and any of the other Transaction Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary,

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         secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation (as defined in the Notes), or any financing lease having substantially the same economic effect as any of the foregoing).

                  "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

                  "Patents" means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule IV attached hereto, and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

                  "Permitted Lien" shall have the meaning set forth in the Notes.

                  "Permitted Priority Liens" means (i) Permitted Liens described in clauses (c), (d), (e) and (k) of the definition thereof that are accorded priority by law or by agreement of Secured Party to the Liens granted to Secured Party hereunder and (ii) Permitted Liens described in clauses (h), (i) and (j) of the definition thereof subject to the limitations set forth therein.

                  "Proceeds" means "proceeds," as such term is defined in the Uniform Commercial Code and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

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                  "Representative" means any Person acting as agent,
         representative or trustee on behalf of the Secured Party from time to time.

                  "Software" means all "software" as such term is defined in the Uniform Commercial Code, now owned or hereafter acquired by a Debtor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Trademarks" means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule V attached hereto and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

                  "Triggering Event" shall have the meaning set forth in the Notes.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

         Section 2. Representations, Warranties and Covenants of Debtors. Each Debtor represents and warrants to, and covenants with, the Secured Party as follows:

                  (a) Such Debtor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Debtor acquiring the same) and no Lien other than Permitted Liens exists or will exist upon such Collateral at any time.

                  (b) This Agreement is effective to create in favor of Secured Party a valid security interest in and Lien upon all of such Debtor's right, title and interest in and to the Collateral, and such security interest is and will be a perfected first priority (such priority subject only to Permitted Priority Liens) security interest, securing the payment of the Liabilities, and is and will be entitled to all of the rights, priorities and benefits afforded by the Uniform Commercial Code or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests; provided Secured Party acknowledges that, except as provided

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         by the Uniform Commercial Code or other applicable law, it will not have a perfected security interest in (i) the Deposit Accounts that are not covered by an Account Control Agreement (as defined below) as permitted by Section 4.5(c) below until such time as Secured Party, the financial institution at which such Deposit Account is maintained and the Debtor owning such Deposit Account enter into an Account Control Agreement in respect thereof and (ii) Equipment (including Motor Vehicles) subject to a certificate of title or ownership to the extent Secured Party has not been named lienholder on such certificate of title or ownership, or such Debtor has not otherwise complied with the applicable certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect Secured Party's security interest in the assets represented by such certificate of title or ownership, as permitted by Section 4.1(d) below until such time as Secured Party has been listed as the lienholder on such certificate of title or ownership (or such Debtor has otherwise complied with the applicable certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect Secured Party's security interest in the assets represented by such certificate of title or ownership).

                  (c) All of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I attached hereto. Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee.
         Schedule I discloses such Debtor's name as of the date hereof as it appears in official filings in the state of its incorporation, formation or organization, the type of entity of such Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Debtor's state of incorporation, formation or organization (or a statement that no such number has been issued), such Debtor's state of incorporation, formation or organization and the chief place of business, chief executive office and the office where such Debtor keeps its books and records. Such Debtor has only one state of incorporation, formation or organization. Such Debtor (including any Person acquired by such Debtor) does not do business and has not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule II attached hereto.

                  (d) No Copyrights, Patents or Trademarks listed on Schedules III, IV and V, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting. Each of such Copyrights, Patents and Trademarks is valid and enforceable. Such Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents and Trademarks, identified on Schedules III, IV and V, as applicable, as being owned by such Debtor, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by such Debtor not to sue third persons. Such Debtor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Trademarks and Copyrights. Such Debtor has no

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         notice of any suits or actions commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it.

                  (e) Each Debtor agrees to deliver to the Secured Party an updated Schedule I, II, III, IV and/or V within five (5) Business Days of any change thereto.

                  (f) All depositary and other accounts including, without limitation, Deposit Accounts, securities accounts, brokerage accounts and other similar accounts, maintained by each Debtor are described on
         Schedule VI hereto, which description includes for each such account the name of the Debtor maintaining such account, the name, address and telephone and telecopy numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account. No Debtor shall open any new Deposit Accounts, securities accounts, brokerage accounts or other accounts unless such Debtor shall have given Secured Party ten (10) Business Days' prior written notice of its intention to open any such new accounts. Each Debtor shall deliver to Secured Party a revised version of Schedule VI showing any changes thereto within five (5) Business Days of any such change. Each Debtor hereby authorizes the financial institutions at which such Debtor maintains an account to provide Secured Party with such information with respect to such account as Secured Party from time to time reasonably may request, and each Debtor hereby consents to such information being provided to Secured Party. In addition, all of such Debtor's depositary, security, brokerage and other accounts including, without limitation, Deposit Accounts shall be subject to the provisions of Section 4.5 hereof.

                  (g) Such Debtor does not own any Commercial Tort Claim except for those disclosed on Schedule VII hereto.

                  (h) Other than Interests during the time period for which such Debtor is not required to provide the Lenders with a valid, perfected first priority security interest therein in accordance with Section 4(o)(ii) of the Purchase Agreement (provided nothing herein shall limit any breach of the terms of Section 4(o)(ii) of the Purchase Agreement for failure of a Debtor to grant to Secured Party a first priority perfected security interest in any Interests within the time periods set forth in such Section 4(o)(ii)), such Debtor does not have any interest in real property or mining rights with respect to real property except as disclosed on Schedule VIII (provided, however, that in preparing Schedule VIII it is hereby agreed that a Debtor is not required to set forth thereon easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to real property that is contained wholly within the boundaries of any owned or leased real property of such Debtor otherwise described on Schedule VIII). Each Debtor shall deliver to Secured Party a revised version of Schedule VIII showing any changes thereto within ten (10) Business Days of any such change or, with respect to any Interest acquired after the date hereof, on the date on which such Debtor is required to provide Lenders with a

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         valid, perfected first priority security interest in such Interest in accordance with Section 4(o)(ii) of the Purchase Agreement. Except as otherwise agreed to by Secured Party or as otherwise permitted by
         Section 4(o)(ii) of the Purchase Agreement, all such interests in real property or mining rights with respect to such real property are subject to a mortgage, deed of trust and assignment of production proceeds (in form and substance satisfactory to Secured Party) in favor of Secured Party (hereinafter, a "Mortgage"); provided, however, that notwithstanding anything to the contrary set forth above, the Secured Party and the Lenders hereby agree that a Mortgage shall not be filed against the three Project Wells (as defined in the JVEA) set forth on Exhibit C to Schedule VIII until such time as the filing of a Mortgage against such Project Wells does not cause a breach of the JVEA (it being agreed to and understood that the preceding proviso applies only to the subject Project Wells set forth on Exhibit C to Schedule VIII and does not apply with respect to any other property or assets of any Debtor, including, without limitation, any interests in real property or mining rights set forth on Exhibit A to any Mortgage that relate to or arise in respect of any real property on which the Project Wells are located). Each Debtor acknowledges that each such Mortgage contains an Exhibit A (or other applicable Exhibit) listing the properties in which such Debtor has an interest, and to the extent that Schedule VIII is updated pursuant to this Section 2(h), the applicable Debtor shall be obligated to execute an amendment to the applicable Exhibit to the applicable Mortgage such that, after giving effect to such Mortgage amendment, Secured Party will have a first priority (other than with respect to property or assets subject to Permitted Priority Liens) perfected security interest in such new real property or mining rights.

                  (i) Each Debtor shall duly and properly record each interest in real property held by such Debtor except with respect to easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that such Debtor, using prudent customs and practices in the industry in which it operates, does not believe are of material value or material to the operation of such Debtor's business or, with respect to state and federal rights of way, are not capable of being recorded as a matter of state and federal law. Each of Borrower and Infinity-Texas acknowledges that it has obtained an assignment from Shorthorn Resources, Inc. of an interest in an oil and gas lease originally entered into between Johnny B. Putty, et al. and Shorthorn Resources, Inc. covering 2,645.4 acres in Hamilton County, Texas, and, with respect thereto, notwithstanding anything to the contrary contained in this Agreement, each of Borrower and Infinity-Texas agrees to (i) within two (2) Business Days of the date of this Agreement, record such assignment in the proper office in Hamilton County, Texas in order to convey title into Infinity-Texas and
         (ii) within ten (10) Business Days of the date of this Agreement, update Schedule VIII to reflect Infinity-Texas' interests in such property and provide Secured Party with a Mortgage in favor of Secured Party that complies with Section 2(h) above and covers such interests.

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         Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Liabilities, each Debtor hereby pledges and grants to the Secured Party a Lien on and security interest in and to all of such Debtor's right, title and interest in the personal property and assets of such Debtor, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "Collateral"), including, without limitation:

                  (a) all Instruments, together with all payments thereon or thereunder:

                  (b) all Accounts;

                  (c) all Inventory;

                  (d) all General Intangibles (including payment intangibles (as defined in the Uniform Commercial Code) and Software);

                  (e) all Equipment;

                  (f) all Documents;

                  (g) all Contracts;

                  (h) all Goods;

                  (i) all Investment Property;

                  (j) all Deposit Accounts, including, without limitation, the balance from time to time in all bank accounts maintained by such Debtor;

                  (k) all Commercial Tort Claims specified on Schedule VII;

                  (l) all As-extracted Collateral;

                  (m) all Trademarks, Patents and Copyrights; and

                  (n) all other tangible and intangible property of such Debtor, including, without limitation, all Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Debtor or any computer bureau or service company from time to time acting for such Debtor;

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provided, however, that notwithstanding anything to the contrary set forth above, the Secured Party and the Lenders hereby agree that the term Collateral shall not include the three Project Wells (as defined in the JVEA) set forth on Exhibit C to Schedule VIII until such time as the granting of a Lien against such Project Wells does not cause a breach of the JVEA (it being agreed to and understood that the preceding proviso applies only to the subject Project Wells set forth on Exhibit C to Schedule VIII and does not apply with respect to any other property or assets of any Debtor).

         Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Debtor hereby agrees with the Secured Party as follows:

         4.1. Delivery and Other Perfection; Maintenance, etc.

                  (a) Delivery of Instruments, Documents, Etc. Each Debtor shall deliver and pledge to the Secured Party or its Representative any and all Instruments, negotiable Documents, Chattel Paper and certificated securities (accompanied by stock powers executed in blank) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Debtor in such form and substance as the Secured Party or its Representative may request; provided, that so long as no Event of Default or Triggering Event shall have occurred and be continuing, each Debtor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by such Debtor in the ordinary course of business, and the Secured Party or its Representative shall, promptly upon request of a Debtor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by such Debtor available to such Debtor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party or its Representative, against trust receipt or like document). If a Debtor retains possession of any Chattel Paper, negotiable Documents or Instruments pursuant to the terms hereof, such Chattel Paper, negotiable Documents and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Promethean Asset Management L.L.C., in its capacity as collateral agent for the benefit of the Lenders, as secured party."

                  (b) Other Documents and Actions. Each Debtor shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement, Mortgage or other papers that may be necessary or desirable (in the reasonable judgment of the Secured Party or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to
         Section 2(h) of this Agreement) or to enable the Secured Party or its Representative to exercise and enforce the rights of the Secured Party hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the

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         provisions of clause (e) below. Notwithstanding the foregoing each
         Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of New York or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of New York or any other State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as As-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information to the Secured Party promptly upon request. Each Debtor also ratifies its authorization for the Secured Party to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

                  (c) Books and Records. Each Debtor shall maintain at its own cost and expense complete and accurate books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default or Triggering Event, each Debtor shall deliver and turn over any such books and records (or true and correct copies thereof) to the Secured Party or its Representative at any time on demand. Each Debtor shall permit any representative of the Secured Party to inspect such books and records at any time during reasonable business hours and will provide photocopies thereof at such Debtor's expense to the Secured Party upon request of the Secured Party.

                  (d) Motor Vehicles. Each Debtor shall, promptly upon acquiring same, cause the Secured Party to be listed as the lienholder on each certificate of title or ownership covering any items of Equipment, including Motor Vehicles (or otherwise comply with the certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect Secured Party's security interest in the assets represented by such certificate of title or ownership); provided, however, that so long as no Event of Default or Triggering Event has occurred and is continuing, Debtors shall not be required to cause the Secured Party to be listed as the lienholder on a certificate of title for any item of Equipment, including a Motor Vehicle, which does not exceed a fair market value of $30,000 individually (each such excluded item of Equipment, an "Exempt Equipment Item"); provided, further, that once the fair market value of all Exempt Equipment Items exceeds $1,000,000 in the aggregate, Debtors shall cause Secured Party to be listed as lienholder (or otherwise comply with the certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect Secured Party's security interest in the assets represented by such certificate of title or ownership) on each certificate of title or ownership of an Exempt Equipment Item that, when added to the fair market value of all Exempt Equipment Items, would cause the fair market value of all Exempt Equipment Items to exceed $1,000,000. With respect to all Motor Vehicles owned by Debtors on the date of the Initial Closing, Debtors shall have forty-five (45) days from the date of the Initial Closing to comply with the terms of this Section 4.1(d).

                  (e) Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default or Triggering Event (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted), upon request of the Secured Party or its Representative, each Debtor shall promptly notify (and each Debtor hereby authorizes the Secured Party and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party, and (ii) the Secured Party and its Representative shall have the right at any time or times (but not more frequently than once per calendar year unless an Event of Default or Triggering Event has occurred and is continuing) to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral.

                  (f) Intellectual Property. Each Debtor represents and warrants that the Copyrights, Patents and Trademarks listed on Schedules III, IV and V, respectively, constitute all of the registered Copyrights and all of the Patents and Trademarks now owned by such Debtor. If such Debtor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Debtor shall give to Secured Party prompt written notice thereof. Each Debtor hereby authorizes Secured Party to modify this Agreement by amending Schedules III, IV and V, as applicable, to include any such registered Copyrights or any such Patents and Trademarks. Each Debtor shall have the duty (i) to prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter, (ii) to make application on unpatented but patentable inventions and on trademarks, copyrights and service marks, as appropriate, (iii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks, to the extent material to the operations of the business of such Debtor and
         (iv) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable, to the extent material to the operations of the business of such Debtor. Any expenses incurred in connection with such Debtor's obligations under this Section 4.1(f) shall be borne by such Debtor. Except for any such items that a Debtor reasonably believes (using prudent industry customs and practices) are no longer necessary for the on-going operations of its business, no Debtor shall abandon any right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent or Trademark without the written consent of Secured Party, which consent shall not be unreasonably withheld.

                  (g) Further Identification of Collateral. Each Debtor will, when and as often as requested by the Secured Party or its Representative, furnish to the Secured Party or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party or its Representative may reasonably request, all in reasonable detail.

                  (h) Investment Property. Each Debtor will take any and all actions required or requested by the Secured Party, from time to time, to (i) cause the Secured Party to obtain exclusive control of any Investment Property owned by such Debtor in a manner acceptable to the Secured Party and (ii) obtain from any issuers of Investment Property and such other Persons, for the benefit of the Secured Party, written confirmation of the Secured Party's control over such Investment Property. For purposes of this Section 4.1(h), the Secured Party shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and a Debtor delivers such certificated securities to the Secured Party (with appropriate endorsements if such certificated securities are in registered form);
         (ii) such Investment Property consists of uncertificated securities and either (x) a Debtor delivers such uncertificated securities to the Secured Party or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to the Secured Party, that it will comply with instructions originated by the Secured Party without further consent by such Debtor, and (iii) such Investment Property consists of security entitlements and either (x) the Secured Party becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance satisfactory to the Secured Party, that it will comply with entitlement orders originated by the Secured Party without further consent by any Debtor.

                  (i) Reserved.

                  (j) Commercial Tort Claims. Each Debtor shall promptly notify Secured Party of any Commercial Tort Claim (as defined in the Uniform Commercial Code) acquired by it that concerns a claim in excess of $100,000 and unless otherwise consented to by Secured Party, such Debtor shall enter into a supplement to this Agreement granting to Secured Party a Lien on and security interest in such Commercial Tort Claim.

         4.2 Other Liens. Debtors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any

Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

         4.3 Preservation of Rights. Whether or not any Event of Default or Triggering Event has occurred or is continuing, the Secured Party and its Representative may, but shall not be required to, take any steps the Secured Party or its Representative deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance of Collateral at any time when a Debtor has failed to do so, and Debtors shall promptly pay, or reimburse the Secured Party for, all expenses incurred in connection therewith.

         4.4 Formation of Subsidiaries; Name Change; Location; Bailees.

                  (a) No Debtor shall form any subsidiary unless (i) such Debtor pledges all of the stock of such subsidiary to the Secured Party (in the case of Borrower, pursuant to the existing pledge agreement by Borrower in favor of the Secured Party or, with respect to a Debtor other than Borrower, pursuant to a pledge agreement in form and substance acceptable to Secured Party), (ii) such subsidiary becomes a party to this Agreement and all other applicable Security Documents and
         (iii) the formation of such Subsidiary is not prohibited by the terms of the Transaction Documents.

                  (b) No Debtor shall (i) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Secured Party, or (ii) otherwise change its name, identity or corporate structure (other than a change in name if, and only if, such Debtor has given Secured Party thirty (30) days advance written notice thereof and Secured Party has provided written acknowledgment of receipt of such notice). Each Debtor will notify Secured Party promptly in writing prior to any such change in the proposed use by such Debtor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto.

                  (c) Except for the sale of Inventory in the ordinary course of business and a sale of assets that complies with the terms of Section 4(s) of the Purchase Agreement and except as expressly permitted in the Notes, each Debtor will keep the Collateral at the locations specified in Schedule I. Each Debtor will give Secured Party thirty (30) day's prior written notice of any change in such Debtor's chief place of business or of any new location for any of the Collateral.

                  (d) If any Collateral is at any time in the possession or control of any warehousemen, bailee, consignee or processor, such Debtor shall, upon the request of Secured Party or its Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for Secured Party's account subject to Secured Party's instructions.

                  (e) Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Secured Party and agrees that it will not do so without the prior written consent of Secured Party, subject to such Debtor's rights under
         Section 9-509(d)(2) to the Uniform Commercial Code.

                  (f) No Debtor shall enter into any Contract that restricts or prohibits the grant to Secured Party of a security interest in Accounts, Chattel Paper, Instruments or payment intangibles or the proceeds of the foregoing.

         4.5 Bank Accounts and Securities Accounts.

                  (a) Other than as expressly set forth in the last sentence of this Section 4.5(a) and in Section 4.5(c) below, on or prior to the date hereof, (i) Debtors shall close all Deposit Accounts currently maintained at LaSalle Bank National Association and (ii) the Secured Party and each Debtor shall enter into an account control agreement or securities account control agreement, as applicable, (each an "Account Control Agreement"), in a form specified by the Secured Party, with each financial institution with which such Debtor maintains from time to time any Deposit Accounts (general or special), securities accounts, brokerage accounts or other similar accounts, which financial institutions are set forth on Schedule VI attached hereto. Pursuant to the Account Control Agreements and pursuant hereto, each Debtor grants and shall grant to the Secured Party a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as the Secured Party's agent in connection therewith. Following the Closing Date, no Debtor shall establish any Deposit Account, securities account, brokerage account or other similar account with any financial institution unless prior thereto, the Secured Party and such Debtor shall have entered into an Account Control Agreement with such financial institution which purports to cover such account. Other than petty cash not exceeding $10,000 in the aggregate for all Debtors, each Debtor shall deposit and keep on deposit all of its funds into a Deposit Account which is subject to an Account Control Agreement; provided, that, notwithstanding anything to the contrary contained in this Agreement, for a period of ten (10) Business Days (or up to thirty
         (30) days if said funds are on deposit in Deposit Accounts at Bank of Blue Valley) after the Initial Closing, Debtors shall be permitted to maintain up to $200,000 (exclusive of amounts on deposit in the Duke LC Account and Returned Items Account described in Section 4.5(c) below) in the aggregate for all Debtors on deposit in Deposit Accounts that are not subject to an Account Control Agreement.

                  (b) Upon the Secured Party's request, each Debtor shall establish lock-box or blocked accounts (collectively, "Blocked Accounts") in such Debtor's name with such banks as are acceptable to the Secured Party ("Collecting Banks"), subject to irrevocable instructions in a form specified by the Secured

         Party, to which the obligors of all Accounts shall directly remit all payments on Accounts and in which such Debtor will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, the Secured Party may establish one or more depository accounts at each Collecting Bank or at a centrally located bank (collectively, the "Depository Account"). All amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall be transferred to the Depository Account without any further notice or action required by Secured Party. Subject to the foregoing, each Debtor hereby agrees that all payments received by the Secured Party whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by the Secured Party and whether in respect of the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of the Secured Party. Each Debtor, and any of its Affiliates, employees, agents and other Persons acting for or in concert with such Debtor shall, acting as trustee for the Secured Party, receive, as the sole and exclusive property of the Secured Party, any moneys, checks, notes, drafts or other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of such Debtor or any Affiliates, employees, agent or other Persons acting for or in concert with such Debtor, and immediately upon receipt thereof, such Debtor or Persons shall deposit the same or cause the same to be deposited in kind, in a Blocked Account.

                  (c) Notwithstanding anything to the contrary contained in
         Section 4.5(a) above, Infinity-Wyoming shall be permitted to maintain the Deposit Account set forth in the following clause (i) and Consolidated shall be permitted to maintain the Deposit Account set forth in the following clause (ii), in each case without having same be subject to an Account Control Agreement, so long as all of the conditions set forth below are satisfied:

                           (i) until March 15, 2005, Infinity-Wyoming shall be
                  permitted to maintain deposit account number _______________ at US Bank National Association (the "Duke LC Account") so long as (A) no more than $300,000 (less any amounts used to satisfy Infinity-Wyoming's reimbursement obligations in respect of the letter of credit referred to in the immediately succeeding clause (B)) is on deposit therein at any one time,
                  (B) such Deposit Account shall only be maintained as a cash collateral account for the letter of credit issued for the account of Infinity-Wyoming by US Bank National Association in the face amount of $______________ to ______________ as beneficiary, and (C) the existence of such letter of credit and the cash collateralization of Infinity-Wyoming's obligations thereunder are permitted pursuant to the terms of the Purchase Agreement; and

                           (ii) Consolidated shall be permitted to maintain
                  deposit account number ________________ at LaSalle Bank National Association (the "Returned Items Account") so long as
                  (A) no more than $255,000 (less
                  any amounts used to satisfy Consolidated's reimbursement obligations in respect of returned items referred to in the immediately succeeding clause (B)) is on deposit therein at any one time, (B) such Deposit Account shall only be maintained as a cash collateral account to reimburse LaSalle Bank National Association for any items deposited into Deposit Accounts previously maintained at LaSalle Bank National Association by Consolidated for which Consolidated received provisional credit but such item was subsequently returned unpaid, and (C) such Deposit Account is closed within forty-five (45) days of the date hereof and all funds on deposit therein not used to satisfy Consolidated's reimbursement obligations owing to LaSalle Bank National Association on account of any returned items described in the immediately preceding clause (B) are returned to Consolidated (or deposited into a Deposit Account covered by an Account Control Agreement) simultaneously therewith.

         4.6 Events of Default, Triggering Events, Etc. During the period during which an Event of Default or Triggering Event shall have occurred and be continuing:

                  (a) each Debtor shall, at the request of the Secured Party or its Representative, assemble the Collateral and make it available to Secured Party or its Representative at a place or places designated by the Secured Party or its Representative which are reasonably convenient to Secured Party or its Representative, as applicable, and such Debtor;

                  (b) the Secured Party or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

                  (c) the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to: (i) exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and each Debtor agrees to take all such action as may be appropriate to give effect to such right) and (ii) to the appointment of a receiver or receivers for all or any part of the Collateral, whether such receivership be incident to a proposed sale or sales of such Collateral or otherwise and without regard to the value of the Collateral or the solvency of any person or persons liable for the payment of the Liabilites secured by such Collateral. Each Debtor hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Secured Party under this Agreement. Each Debtor hereby expressly waives notice of a hearing for appointment of a receiver and the necessity for bond or an accounting by the receiver;

                  (d) the Secured Party or its Representative in their discretion may, in the name of the Secured Party or in the name of a Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

                  (e) the Secured Party or its Representative may take immediate possession and occupancy of any premises owned, used or leased by a Debtor and exercise all other rights and remedies of an assignee which may be available to the Secured Party; and

                  (f) the Secured Party may, upon ten (10) Business Days' prior written notice to Debtors of the time and place (which notice Debtors hereby agree is commercially reasonable notification for purposes hereof), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its Representative, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtors, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
4.6 shall be applied in accordance with Section 4.9 hereof.

         4.7 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Liabilities, Debtors shall remain liable for any deficiency.

         4.8 Private Sale. Each Debtor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Collateral to permit a Debtor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if Debtors would agree to do so. The Secured Party shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and each Debtor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Liabilities, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

         Each Debtor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Debtor's expense, provided that Debtors shall be under no obligation to take any action to enable any or all of such Collateral to be registered under the provisions of the Act. Each Debtor further agrees that a breach of any of the covenants contained in this Section 4.8 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.8 shall be specifically enforceable against Debtors, and each Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default or Triggering Event has occurred and is continuing.

         4.9 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Secured Party under this Agreement, shall be applied in the manner set forth in the Notes (or, if not so set forth, in a manner acceptable to, and at the election of, the Secured Party).

         4.10 Attorney-in-Fact. Each Debtor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder or to maintain the perfection or priority of any security interest granted hereunder, and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following upon the occurrence and during the continuation of any Event of Default or Triggering Event:

                  (a) to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;

                  (b) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                  (c) to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

                  (d) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

                  (e) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

                  (f) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

                  (g) to defend any suit, action or proceeding brought against a Debtor with respect to any Collateral;

                  (h) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;

                  (i) to the extent that a Debtor's authorization given in
         Section 4.1(b) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without such Debtor's signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in such Debtor's name such financing statements and amendments thereto and continuation statements which may require such Debtor's signature; and

                  (j) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owners thereof for all purposes, and to do, at the Secured Party's option and at such Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

         Each Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Liabilities are indefeasibly paid in full in cash and this Agreement is terminated in accordance with Section 4.12 hereof.

         Each Debtor also authorizes the Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default or Triggering Event, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Debtor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in
Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Debtor shall:

                  (a) file such financing statements, assignments for security and other documents in such offices as may be necessary or as the Secured Party or the Representative may request to perfect the security interests granted by Section 3 of this Agreement;

                  (b) at Secured Party's request, deliver to the Secured Party or its Representative the originals of all Instruments together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee; and

                  (c) at Secured Party's request, but subject to the provisions of Section 4.1(d) above, deliver to the Secured Party or its Representative the originals of all

         Motor Vehicle titles, duly endorsed indicating the Secured Party's interest therein as lienholder.

         4.12 Termination. This Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Purchase Agreement and the Notes and the full and complete performance and indefeasible satisfaction of all the Liabilities (including, without limitation, the payment in full in cash of all Liabilities), whereupon the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the order of Debtors. The Secured Party shall also execute and deliver to Debtors upon such termination and at Debtors' expense such Uniform Commercial Code termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation as shall be reasonably requested by Debtors to effect the termination and release of the Liens and security interests in favor of the Secured Party affecting the Collateral.

         4.13 Further Assurances. (a) At any time and from time to time, upon the written request of the Secured Party or its Representative, and at the sole expense of Debtors, Debtors will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Secured Party or its Representative may reasonably require in order for the Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Secured Party, including, without limitation, using Debtors' best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Secured Party of any Collateral held by Debtors or in which a Debtor has any rights not heretofore assigned, the filing of any financing or continuation statements under the Uniform Commercial Code with respect to the liens and security interests granted hereby, transferring Collateral to the Secured Party's possession (if a security interest in such Collateral can be perfected solely by possession), placing the interest of the Secured Party as lienholder on the certificate of title of any Motor Vehicle (subject to the provisions of Section 4.1(d) above) and obtaining waivers of liens from landlords and mortgagees. Each Debtor also hereby authorizes the Secured Party and its Representative to file any such financing or continuation statement without the signature of such Debtor to the extent permitted by applicable law.

         (b) Upon the request of the Secured Party, each Debtor shall procure insurers' acknowledgments of any assignments of key man life insurance policies which may be assigned to the Secured Party as additional security for the Liabilities (to the extent any such assignments of key man life insurance policies are required pursuant to the terms of the Transaction Documents) and will take all such further action as required by any insurer or the Secured Party in connection with any such assignment.

         4.14 Limitation on Duty of Secured Party. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Secured Party nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to Debtors for any act or failure to act, except for willful misconduct. Without limiting the foregoing, the Secured Party and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the relevant Secured Party or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.

         Also without limiting the generality of the foregoing, neither the Secured Party nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Secured Party of a security interest therein or assignment thereof or the receipt by the Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Secured Party or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of Debtors under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         Section 5. Miscellaneous.

         5.1 No Waiver. No failure on the part of the Secured Party or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

         5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws and decisions of the State of New York, without regard to conflict of law principles thereof.

         5.3 Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement; provided, that, to the extent any such communication is being made or sent to a Debtor that is not the Borrower, such communication shall be effective as to such Debtor if made or sent to the Borrower in accordance with the foregoing.

         5.4 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Debtor sought to be charged or benefitted thereby and the Secured Party. Any such amendment or waiver shall be binding upon the Secured Party and the Debtor sought to be charged or benefitted thereby and their respective successors and assigns.

         5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that no Debtor shall assign or transfer its rights hereunder without the prior written consent of the Secured Party. Secured Party, in its capacity as collateral agent, may assign its rights hereunder without the consent of Debtors, in which event such assignee shall be deemed to be Secured Party hereunder with respect to such assigned rights.

         5.6 Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Secured Party, electronic means, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

         5.7 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         5.9 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS.
(A) EACH DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY A DEBTOR AGAINST SECURED PARTY OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION

WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK (AND SECURED PARTY HEREBY SUBMITS TO THE JURISDICTION OF SUCH COURT). EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR NOTICES TO IT IN ACCORDANCE WITH SECTION 5.3 OF THIS AGREEMENT AND AGREES THAT SUCH NOTICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

         5.10 WAIVER OF RIGHT TO TRIAL BY JURY. EACH DEBTOR AND SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR AND SECURED PARTY EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         5.11 Joint and Several. The obligations, covenants and agreements of Debtors hereunder shall be the joint and several obligations, covenants and agreements of each Debtor, whether or not specifically stated herein.

         5.12 Collateral Agent. Each Lender hereby irrevocably appoints and authorizes the Secured Party to act as collateral agent (the "Collateral Agent") on its behalf under this Agreement and to enter into each of the instruments, documents and agreements, including any pledge agreement, guaranty, financing statements, mortgage, Account Control Agreement or any other Security Documents (the "Financing Documents"), to which Secured Party is a party (including in its capacity as Collateral Agent) on such Lender's behalf and to take such actions as Collateral Agent on such Lender's behalf and to exercise such powers under the Financing Documents as are delegated to Collateral Agent or Secured Party (as applicable) by the terms thereof, together with all such powers as are reasonably incidental thereto. Secured Party is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of the Funds.

         5.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.14 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Debtor, Secured Party, the Lenders and their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the Transaction Documents and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein.

         [rest of page intentionally left blank; signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                     DEBTORS:

                                     INFINITY, INC., a Colorado corporation

                                     By:_______________________________
                                     Name: James A. Tuell
                                     Title: Senior Vice President

                                     FEIN:_____________________________

                                     CONSOLIDATED OIL WELL SERVICES, INC.,
                                     a Kansas corporation

                                     By:_______________________________
                                     Name: Stephen D. Stanfield
                                     Title: President
                                     FEIN:_____________________________

                                     CIS-OKLAHOMA, INC., a Kansas corporation

                                     By:_______________________________
                                     Name: Stanton E. Ross
                                     Title: President
                                     FEIN:_____________________________

                                     INFINITY OIL & GAS OF WYOMING, INC.,
                                     a Wyoming corporation

                                     By:_______________________________
                                     Name: James A. Tuell
                                     Title: President
                                     FEIN:_____________________________

                                     INFINITY OIL & GAS OF KANSAS, INC.,
                                     a Kansas corporation

                                     By:_______________________________
                                     Name: Stanton E. Ross
                                     Title: President
                                     FEIN:_____________________________

Security Agreement

                                     INFINITY OIL AND GAS OF TEXAS, INC.,
                                     a Delaware corporation

                                     By:_______________________________
                                     Name: James A. Tuell
                                     Title: President
                                     FEIN:_____________________________

Security Agreement

                                     SECURED PARTY:

                                     PROMETHEAN ASSET MANAGEMENT L.L.C., in its capacity as collateral agent for the Lenders

                                     By:________________________________
                                     Name: Robert J. Brantman
                                     Title: Partner and Authorized Signatory

                                     LENDERS:

                                     Solely for the purposes of Section 5.12

                                     HFTP INVESTMENT L.L.C.

                                     By: Promethean Asset Management
                                         L.L.C., its Investment Manager

                                     By:_______________________________
                                     Name: Robert J. Brantman
                                     Title: Partner and Authorized Signatory

                                     AG DOMESTIC CONVERTIBLES, L.P.

                                     By: Angelo, Gordon & Co., L.P.,
                                         Managing Member of the General
                                         Partner

                                     By:_______________________________
                                     Name:_____________________________
                                     Title:______________________________

                                     AG OFFSHORE CONVERTIBLES, LTD.

                                     By: Angelo, Gordon & Co., L.P.,
                                         Director

                                     By:_______________________________
                                     Name:_____________________________
                                     Title:______________________________

Security Agreement

                                    EXHIBIT A

                                 Form of Joinder
                          Joinder to Security Agreement

         The undersigned, ______________________________, hereby joins in the execution of that certain Security Agreement dated as of ___________, 2005 (the "Security Agreement") by Infinity, Inc., a Colorado corporation, Consolidated Oil Well Services, Inc., a Kansas corporation, CIS-Oklahoma, Inc., a Kansas corporation, Infinity Oil & Gas of Wyoming, Inc., a Wyoming corporation, Infinity Oil and Gas of Texas, Inc., a Delaware corporation, Infinity Oil & Gas of Kansas, Inc., a Kansas corporation, and _______________________, the Lenders (as defined therein), and each other Person that becomes a Debtor thereunder after the date hereof and pursuant to the terms thereof, to and in favor of Promethean Asset Management L.L.C., in its capacity as collateral agent for the Lenders. By executing this Joinder, the undersigned hereby agrees that it is a Debtor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement.

         The undersigned represents and warrants to Secured Party that:

         (a) all of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I attached hereto;

         (b) except as disclosed on Schedule I, none of such Collateral is in the possession of any bailee, warehousemen, processor or consignee;

         (c) the chief place of business, chief executive office and the office where such Debtor keeps its books and records are located at the place specified on Schedule I;

         (d) such Debtor (including any Person acquired by such Debtor) does not do business or has not done business during the past five years under any tradename or fictitious business name, except as disclosed on Schedule II;

         (e) all Copyrights, Patents and Trademarks owned or licensed by the undersigned are listed in Schedules III, IV and V, respectively;

         (f) all Deposit Accounts, securities accounts, brokerage accounts and other similar accounts maintained by such Debtor, and the financial institutions at which such accounts are maintained, are listed on Schedule VI;

         (g) all Commercial Tort Claims of such Debtor are listed on Schedule
VII;

         (h) all interests in real property and mining rights held by such Debtor are listed on Schedule VIII; and

Security Agreement

         (i) all other representations and warranties made by the Debtors in the Security Agreement are true, complete and correct in all respects as of the date hereof.

                                     ________________, a _____ corporation

                                     By:______________________________
                                     Title:___________________________
                                     FEIN:____________________________

Security Agreement

                                   SCHEDULE B

LENDER'S NAME                        LENDER'S ADDRESS
                                     AND FACSIMILE NUMBER

HFTP Investment L.L.C.               c/o Promethean Asset Management L.L.C.
                                     750 Lexington Ave., 22nd Floor
                                     New York, New York  10022
                                     Attention: Robert J. Brantman
                                     Telephone: (212) 702-5200
                                     Facsimile: (212) 758-9620

AG Domestic Convertibles, L.P.       c/o Angelo, Gordon & Co.
                                     245 Park Avenue
                                     New York, New York  10167
                                     Attention: Gary I. Wolf
                                     Telephone: (212) 692-2058
                                     Facsimile: (212) 867-6449

AG Offshore Convertibles, Ltd.       c/o Angelo, Gordon & Co.
                                     245 Park Avenue
                                     New York, New York  10167
                                     Attention: Gary I. Wolf
                                     Telephone: (212) 692-2058
                                     Facsimile: (212) 867-6449

Security Agreement

                                   SCHEDULE I
                                       TO
                               SECURITY AGREEMENT

UCC Financing Statements; Location of Equipment, Inventory, Goods and Books and
 Records; Goods in Possession of Consignees, Bailees, Warehousemen, Agents and
           Processors; Debtors' Legal Names; State of Incorporation; Organizational Identification Number; Chief Executive Office.

I.       DEBTOR:  _______________________________________

         1        Legal Name of Debtor:                 ________________________

         2        State of Incorporation:               ________________________

         3        Organizational Identification Number: ________________________

         4        Chief Executive Office:               ________________________

         5        Location of Books and Records:        ________________________

         6        Locations of Equipment, Inventory     ________________________
                  and Goods:                            ________________________
                                                        ________________________

         7 Locations of Goods in Possession of ________________________ Consignees, Bailees, Warehousemen, ________________________ Agents and Processors (including ________________________ names of such consignees, bailees,
                  etc.):                                ________________________

         8        Jurisdictions For UCC Filings:        ________________________

Security Agreement

                                   SCHEDULE II
                                       TO
                               SECURITY AGREEMENT

                         Tradenames and Fictitious Names
                          (Present and Past Five Years)

1        _______________________________:               ________________________
                                                        ________________________

Security Agreement

                                  SCHEDULE III
                                       TO
                               SECURITY AGREEMENT

  U.S. Copyright Registrations; Foreign Copyright Registrations; U.S. Copyright
        Applications; Foreign Copyright Applications; Copyright Licenses

                          U.S. COPYRIGHT REGISTRATIONS

HOLDER            MARK      REGISTRATION NUMBER      REGISTRATION DATE
------            ----      -------------------      -----------------

                     FOREIGN COPYRIGHT REGISTRATIONS

HOLDER            MARK               COUNTRY         REGISTRATION NUMBER      REGISTRATION DATE
------            ----               -------         -------------------      -----------------

                           U.S. COPYRIGHT APPLICATIONS

                                     APPLICATION              APPLICATION
HOLDER            MARK                 NUMBER                     DATE
------            ----               -----------              -----------

                         FOREIGN COPYRIGHT APPLICATIONS

HOLDER            MARK               COUNTRY         APPLICATION NUMBER       APPLICATION DATE
------            ----               -------         -------------------      -----------------

Security Agreement

                               COPYRIGHT LICENSES

LICENSED MARKS                   NAME OF AGREEMENT               PARTIES        DATE OF AGREEMENT
--------------                   -----------------               -------        -----------------

Security Agreement

                                   SCHEDULE IV
                                       TO
                               SECURITY AGREEMENT

      U.S. Patent Registrations; Foreign Patent Registrations; U.S. Patent
           Applications; Foreign Patent Applications; Patent Licenses

                            U.S. PATENT REGISTRATIONS

                                     REGISTRATION             REGISTRATION
HOLDER            PATENT                NUMBER                    DATE
------            ------             ------------             ------------

                          FOREIGN PATENT REGISTRATIONS

HOLDER            PATENT             COUNTRY         REGISTRATION NUMBER      REGISTRATION DATE
------            ------             -------         -------------------      -----------------

                            U.S. PATENT APPLICATIONS

                                     APPLICATION              APPLICATION
HOLDER            PATENT                NUMBER                   DATE
------            ------             ------------             ------------

                           FOREIGN PATENT APPLICATIONS

HOLDER            PATENT             COUNTRY         APPLICATION NUMBER       APPLICATION DATE
------            ------             -------         ------------------       ----------------

Security Agreement

                                 PATENT LICENSES

LICENSED PATENTS           NAME OF AGREEMENT         PARTIES                  DATE OF AGREEMENT
----------------           -----------------         -------                  -----------------

Security Agreement

                                   SCHEDULE V
                                       TO
                               SECURITY AGREEMENT

  U.S. Trademark Registrations; Foreign Trademark Registrations; U.S. Trademark
        Applications; Foreign Trademark Applications; Trademark Licenses

                          U.S. TRADEMARK REGISTRATIONS

                           REGISTRATION         REGISTRATION
HOLDER            MARK        NUMBER                DATE
------            ----     ------------         ------------

                         FOREIGN TRADEMARK REGISTRATIONS

HOLDER            MARK     COUNTRY        REGISTRATION NUMBER      REGISTRATION DATE
------            ----     -------        -------------------      -----------------

                           U.S. TRADEMARK APPLICATIONS

                           APPLICATION          APPLICATION
HOLDER            MARK        NUMBER               DATE
------            ----     ------------         ------------

                         FOREIGN TRADEMARK APPLICATIONS

HOLDER            MARK     COUNTRY              APPLICATION NUMBER            APPLICATION DATE
------            ----     -------              ------------------            ----------------

Security Agreement

                               TRADEMARK LICENSES

LICENSED MARKS    NAME OF AGREEMENT          PARTIES        DATE OF AGREEMENT
--------------    -----------------          -------        -----------------

Security Agreement

                                   SCHEDULE VI
                                       TO
                               SECURITY AGREEMENT

                     Depository Accounts and Other Accounts

                                                      Type of Account (with general
Name of Account Holder               Bank                        description)            Account Number
----------------------               ----             ------------------------------     --------------

                                  SCHEDULE VII
                                       TO
                               SECURITY AGREEMENT

                             Commercial Tort Claims

Security Agreement

                                  SCHEDULE VIII
                                       TO
                               SECURITY AGREEMENT

                  Interests in Real Property and Mining Rights